EXHIBIT 99.1

The Company

The X-Change Corporation ("XCHC" or "the Company") has built and created an Alternative Trading System ("ATS" or "System") designed to centralize and modernize order processing and trading for the securities that are currently quoted on the Over-the-Counter Bulletin Board (the "Bulletin Board" or "OTCBBSM"). The ATS is an internet-accessible, screen-based System that provides order entry and routing, order execution and automatic reporting to clearance and settlement for trades in OTCBBSM securities. The Company believes that its System will modernize trading for shares that are currently traded by market-makers over the telephone with bids and offers posted on a bulletin board. The Company has completed development and testing of its trading System and has obtained all the necessary regulatory consents and approvals required to operate.

The Company will offer access to its System through subscription agreements with broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") and will charge transaction fees for all trades that are executed through the System. The System will operate under the trade name WEBIXTRADER(R). XCHC has developed WEBIXTRADER(R) as an Internet-based software system, as described above, to automatically execute trades in Microcap stocks, thereby enhancing trading efficiency, increasing transparency, and disseminating timely price information to the marketplace. "Microcap stocks" are stocks issued by companies with extremely low market capitalization. Microcap companies typically have limited assets and tend to be low priced and trade in low volumes.

The Company's business is premised on the belief that effective markets thrive on efficiency, investor confidence, transparency and the ready availability of information to investors and market participants. In management's opinion, the current mechanism available to trade in OTCBBSM securities does not meet the criteria of an efficient market. The Company believes it has a unique opportunity to introduce an electronic System under Regulation ATS that will provide the same efficiencies and user acceptance as have been achieved in the primary markets by Electronic Communications Networks ("ECN's").

In December  1998,  the  Securities  and  Exchange  Commission  ("SEC")  adopted
Regulation ATS to establish a regulatory framework for alternative trading systems such as WEBIXTRADER(R) and to more fully integrate these systems into the national market system. Under Regulation ATS, an alternative trading system can choose to be a market participant and register as a broker-dealer, or to be a marketplace and register as an exchange. Regulation ATS recognizes the evolving role that alternative trading systems can play in today's securities markets and gives these systems the flexibility to operate either as an exchange or as a broker-dealer. Of the two options available, XCHC chose to be registered as a broker-dealer as the most expeditious means of obtaining authority to operate. As of May 2002 XCHC believes it is in compliance with all requirements prescribed under Regulation ATS.

On January 15, 2002, WEBiX Inc., a private Florida corporation ("WEBiX") became a publicly-traded Bulletin Board company by virtue of a merger into X-Change Technologies Corp., a Delaware corporation ("XCHC Technologies") and a wholly-owned subsidiary of The X-Change Corporation, a Nevada corporation. The Company is quoted on OTCBBSM under the symbol "XCHC". The Company's broker-dealer affiliate, Mark Securities, Inc. ("MSI"), is an SEC registered broker-dealer and NASD, Inc. member. MSI serves one purpose -- to operate the Company's ATS as prescribed by Regulation ATS. As stipulated in the Membership Agreement between Mark Securities, Inc. and the NASD, MSI may not and will not carry customer accounts, engage in market making, or perform any other general securities business.

The above restrictions on the activities of its sponsoring broker-dealer distinguish WEBIXTRADER(R) from many other ECN's and ATS's in an important way. In some cases, the same broker-dealer that sponsors the ECN also trades for its own account or executes orders on behalf of customers. In other cases a different broker-dealer affiliated with the ECN engages in these activities. In either situation, the broker-dealer has the ability to "internalize" customer orders entering the ECN, i.e., execute the orders by buying from or selling directly to the customer, without exposing the orders to other orders in the marketplace. The Company believes that this can, in some circumstances, prevent customers from receiving the best possible price for their orders. The restrictions on the activities of its sponsoring broker-dealer enables WEBIXTRADER(R) to avoid this potential conflict of interest and to act as a "pure" market with the sole function of bringing buyers and sellers together.

Market Background

The Over-the Counter ("OTC") securities quoted on the OTCBBSM are issued by publicly-traded companies which are required to file reports with the Securities and Exchange Commission (the "SEC") but which are not listed on a national securities exchange, such as the New York Stock Exchange ("NYSE") or American Stock Exchange ("AMEX"), or included on The Nasdaq Stock Market ("Nasdaq"). Many of these securities are also referred to as "Microcap" issues since the market capitalization of these companies is relatively small when compared to issues listed on national securities exchanges. While there is no official quantitative definition, the financial press typically breaks down market capitalization into the following categories: Giant cap (over $25 billion), Large cap ($5 billion to $25 billion), Medium cap ($1 billion to $5 billion), Small cap ($250 million to $1 billion) and Microcap (under $250 million). The OTCBBSM principally differs from registered exchanges and Nasdaq in that it functions solely as a quotation service which displays prices entered by market makers who are NASD broker-dealer members. The OTCBBSM is in effect a very nascent market both in structure and technological development.

The Company supports the precepts of the national market system and has chosen its business model in order to become a part of the national market as envisioned by Regulation ATS. Under Regulation ATS, in the future as the Company grows and volume reaches certain threshold levels, the Company has the option of remaining as an ATS or registering as a national securities exchange.

On March 5, 1999, the SEC proposed amendments to Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to attempt to address concerns expressed by industry members, regulators, issuers and other interested parties over the perceived increase in the incidence of fraud in OTC securities. These amendments, as proposed, would require broker-dealers who publish quotes on OTCBBSM securities to review and record the measures taken by them to ensure that the issuers whose securities they are quoting and trading are financially viable. In response to this proposed rule, which the SEC never adopted, the NASD adopted a similar rule that restricts the OTCBBSM to only those issuers that fully report their financial condition to the SEC by filing annual reports on Form 10-K or 10-KSB and quarterly reports on Form 10-Q or 10-QSB and are current in these filings. All other non-reporting companies were relegated to inclusion on what is referred to in the industry as the "Pink Sheets."

At the time of the SEC's proposed amendment to Rule 15c2-11 in July 1999, the OTCBBSM included quotations in roughly 6,700 issues. The adoption of the NASD rule, which required all OTCBBSM companies to be current in their filings with the SEC, resulted in a dramatic decline in the number of issues quoted on the
OTCBBSM. As of May 2002, the OTCBBSM included 3,817 securities and 278 market-makers. In May 2002, 634,923 transactions occurred on the OTCBBSM with total volume of over 16.34 billion shares traded, representing a total dollar volume of $1.33 billion. During May 2002, there were an average of 11.23 market-makers per security on the OTCBBSM maintaining an average of 42,875 positions each day.

The Opportunity

The Company's management believes that the absence of an efficient centralized, automated market for OTCBBSM securities has led to persistent dissatisfaction by investors and brokerages interested in the trading of these securities. OTCBBSM issuers have not been provided with an efficient market structure or trading system worthy of national recognition. In fact, since the OTCBBSM was launched in 1990, market inefficiencies have resulted in diminished demand for OTCBBSM securities, wide spreads between quoted "bid" and "asked" prices and overall negative investor perception of OTCBBSM securities.

In recent years, the SEC has taken an interest in increasing the efficiency and public confidence in the trading of OTCBBSM securities by proposing various regulatory initiatives designed to foster the creation of an active and informed trading market in these securities. Management believes that the SEC will continue to demand increased regulation of the OTC securities market and that the trading System developed by the Company will help to address the issues that have historically caused concern for the SEC. For example, the Company believes that limit orders by public customers introduced by brokers should have the opportunity to be exposed in a centralized national market environment. The Company's System provides such a centralized market easily accessible by any market participant over the Internet.

The Business Model

At the present time, the market for OTCBBSM securities includes the following inefficiencies:

o        No Central National Market
o        No Participant Anonymity
o        No Limit Order File
o        No Auto-Execution Capabilities
o        No Order Routing Capabilities
o        No Agency Order Exposure Capability

o        No Ability To Lock-In Trades
o        No Straight-Through-Processing

The Company has developed a software solution, WEBIXTRADER(R), that allows for the trading of Microcap stocks through an alternative trading system that addresses all of these inefficiencies. The Company believes that its solution provides the same tools to the Microcap market that have been previously available only in the primary markets.

WEBIXTRADER(R) is accessible in real-time over the Internet, is fully automated and provides order entry and routing, instantaneous executions, locked-in trades, and "straight-through-processing" to clearance and settlement. Straight-through-processing ("STP") is an integrated, end-to-end online transaction processing solution that shortens transaction cycles, reduces manual handling, and improves financial risk management. The System includes many of the features ascribed to traditional exchanges and ECN's, including quotation displays, price/time priority logic, an anonymous limit order book, custom order routing logic for preferencing, on-line negotiation capabilities, and last sale reports. Additionally, the System capabilities include full reporting to the Depository Trust and Clearing Corporation ("DTCC") for clearing and settlement as well as levels of support functionality that include a help desk, system administration desk, and a supervisory desk. Furthermore, through several supported levels of security, the System will provide an audit trail so that all data entered and all data output is captured and stored.

The Company has adopted a fixed fee structure that is meant to encourage use of the System by a majority of OTCBBSM participants, both market-makers and retail brokerages. Currently, the Company intends to charge $1.25 for each side of a transaction for a total of $2.50 per trade. Because the System is accessible over the Internet, the Company believes that market participants will find WEBIXTRADER(R) an economical trading solution, as there are no routing charges and no connectivity costs typically associated with point-to-point systems including peripheral workstations, Application Processing Interfaces ("APIs"), and Service Delivery Platform ("SDP") service charges. In the future, the Company expects to generate revenue from the sale of market data in a manner similar to Nasdaq and exchanges.

WEBIXTRADER(R) System Technical Overview

WEBIXTRADER(R) is a proprietary internet-based software trading system, with the ability to route, display, and automatically execute orders in a straight-through-processing ("STP") environment. This user-friendly System requires no client-side software other than a standard web/Internet browser. WEBIXTRADER(R)'s features include instantaneous executions of orders, automated locked-in trades, start and end-of-day processing and preferencing capabilities, an anonymous order book display for each trading symbol, price and time priority, and the ability of subscribers to preference counterparties for execution. The System is designed to handle standard brokerage order types (such as "market," "immediate or cancel" and "limit") and to report all trade executions in real-time to subscribers. The System also provides a complete quote and sales log audit trail for compliance and regulatory purposes.

WEBIXTRADER(R) was built to be broadly accessible, highly reliable, scalable, flexible, and extensible. To that end, the Company believes that the technologies employed are some of the industry's strongest and most trusted. WEBIXTRADER(R) is an object oriented application developed in Java 2 Enterprise, using Enterprise Java Beans. Orders are routed by Java Messaging System. The application is delivered via a BEA WebLogic Server. Data in the System is secured in an Oracle Enterprise Database and communication between the client and the System is protected under 128-bit encryption.

One particularly sophisticated feature of the System is the use of real-time updates that allow subscribers to view changes in orders and executions using only a standard web browser. This technology was designed to avoid having to manually reload screens, while requiring no client-side installation, downloads, plug-ins, applets, or executables of any kind. The System accomplishes this by employing a proprietary technology developed and owned by the Company, which transforms encrypted server-side enterprise Java objects over the Internet into client-side objects that can be manipulated in real time. The net result is a real-time application, easily accessible to anyone over the Internet. In the Company's view, this technology distinguishes the WEBIXTRADER(R) system from other system applications in the financial markets.

The  following   diagram   reflects  the  hierarchy  and  STP   environment   on
WEBIXTRADER(R):

[GRAPHIC OMITTED]

WEBIXTRADER(R) System Functional Overview

Limit Order Book

The core of the System is the limit order book. A sample screen display of the order book for a single stock is shown below. This display is available to all subscribers, both market makers and brokerages.

The System matches orders on a price and time priority basis. The System handles Limit, Market and Immediate-or-Cancel order types.

[GRAPHIC OMITTED]

           Order Book by Stock Symbol (visible to Brokers and Dealers)


Alternative Market Away Feature

When entering a market order, the System checks to see if an alternative market has a better price than that which is available within the WEBIXTRADER(R) system. If this is the case, a message is displayed to the user who then can either submit the order ("Yes") or cancel it ("No").

[GRAPHIC OMITTED]

Locked or Crossed Markets

If a quote or order is entered that will "cross" the market, i.e. an ask price below another market participant's bid price or a bid price above another market participant's ask price, the user will get an error message. However, if a quote or order is entered which will "lock" the market, i.e. an ask price equal to another market participant's bid price, or a bid price equal to another market participant's ask price, it is automatically executed.

[GRAPHIC OMITTED]

Order Preferencing Feature

The System also incorporates "preferencing," which enables subscribers to direct order flow to preferred counterparties, for executions between the "spread" in order to seek a better execution price. Placing a checkmark in the "Preference" box after entering the details of an order will bring up a list of dealers who have agreed to receive preferenced orders in the stock. The dealer has 30 seconds to either accept or reject the order. If there is no response, the order will be automatically logged on the symbol limit order book for the stock.

[GRAPHIC OMITTED]

                     Order Entry Template with Preferencing

Trade Report Feature

The WEBIXTRADER(R) System reports all executions in real-time to participating subscribers. The trade details are locked-in (buyer and seller cannot change the trades once its executed) and automatically submitted to DTCC. All System participants receive a scrolling execution report which is subscriber-selected.

[GRAPHIC OMITTED]

                Scrolling Execution Report (subscriber-Selected)




Quote Watch Screen Available to Dealers

WEBIXTRADER(R) provides dealer functionality. Dealers can customize each Quote Watch page. All elements on the page are dynamically updated in real-time as mentioned above.

[GRAPHIC OMITTED]

                    Quote Watch Screen (available to Dealers)

Potential Advantages of the System

The Company believes that three important factors will contribute to the success of the WEBIXTRADER(R) System. The first factor is that, in the Company's view, WEBIXTRADER(R) brings critical efficiencies to the marketplace that include automated order routing, immediate execution, and straight-through-processing to DTCC. The Company believes that these efficiencies represent a significant improvement over the present telephonic and complex reporting execution methodologies of the OTCBBSM. The Company anticipates that, by automating the process from order entry to trade reporting and eliminating the need to make and receive telephone calls, WEBIXTRADER(R) will enable market makers to substantially increase the number of stocks in which they make markets. The Company believes increased market making interest will enhance liquidity in many OTCBBSM stocks. Further the Company believes that participation by brokers will lead to narrower spreads and further benefits to participants in these stocks.

The second factor is the support of legal and compliance personnel at broker-dealers. The Company has been informed by compliance and legal personnel at potential subscribers that the complete System audit trail feature, which allows firms to reconstruct and document all trading activity, is a critical component. Further, the Company believes that the alert feature, which indicates that there is a "better price away" prior to submitting an order, effectively assures compliance with the two-quote rule and best execution.

The third and most critical factor is the cost of participating in WEBIXTRADER(R). The Company believes that the single most important factor for a broker-dealer today is cost. Management believes that an OTCBBSM participant, by using WEBIXTRADER(R), can reduce its communications costs by a minimum of $2,000 per month. Further, peripheral equipment costs and other charges required to utilize the current OTCBBSM system raise the monthly participation fees by approximately another $3,000 per month, or approximately $5,000 in total. Finally, the Nasdaq stock market assesses dealers with monthly position charges which in the case of the top ten dealers can amount to $12,000 per month per firm. The Company believes that, by using WEBIXTRADER(R), broker-dealers will not only reduce their costs associated with market making, but moreover increase market making activity through enhanced efficiency and liquidity.

The Company believes that the cost savings and efficiencies that WEBIXTRADER(R) brings to the Microcap market are extremely attractive. The chart on the following page compares the costs of participating on WEBIXTRADER(R) to the Nasdaq OTCBBSM:

========================================= ========================================= ==================================
                Monthly                                 WEBIXTRADER(R)                       Nasdaq OTCBBSM
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
Workstation                                              $ No Charge                             $525.00 each
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
API                                                      $ No Charge                             $525.00 each
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
SDP service (8 devices per cluster)                      $ No Charge                        $2,035.00 per cluster
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
TCP/IP Connectivity                           $ No Charge (via public Internet)                $1,600.00 /month
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
Routing Charge                                           $ No Charge                            Not available
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
Execution Charge                                       $1.25 per trade                          Not available
----------------------------------------- ----------------------------------------- ----------------------------------
----------------------------------------- ----------------------------------------- ----------------------------------
TOTAL FIXED MONTHLY                                         $0.00                                 $4,685.00
BILLABLE CHARGES
========================================= ========================================= ==================================

Competition

The industry in which the Company operates is highly competitive and is characterized by rapidly changing technologies, evolving market structure standards and constant changes in customer requirements. The Company's trading system will operate in direct competition with Nasdaq's OTCBBSM system. Additionally, GlobeNet Securities, Inc. ("GlobeNet"), an ECN/ATS, has just launched a new system, "bullet-X," which provides broker-dealers the ability to display limit orders on the OTCBBSM. GlobeNet has stated that the firm will display its best prices on the OTCBBSM on behalf of its subscribers. The GlobeNet Order Management System is a web base applet designed to facilitate direct order entry into the GlobeNet trading system by market makers and order entry firms. In addition, other ECNs have announced their intention to begin trading OTCBBSM securities.

In 2003,  Nasdaq  intends to launch a new market,  the Bulletin  Board  Exchange
(BBX) subject to timely approval by the SEC. The BBX will eventually take the place of the OTC Bulletin Board(R) (OTCBBSM), which will be phased out. The BBX will list many of the same companies that are currently quoted on the OTCBBSM. In addition, to the extent that the Company achieves visibility and is successful in attracting order flow to its trading System, it expects to encounter competition from new entrants, many of which have substantially greater financial resources.

Annual Meeting

The Company has not always held annual meetings in the past, but intends to hold such meetings in the future. The Company's 2002 annual meeting is tentatively scheduled for August 6, 2002. At this meeting, the Company intends to solicit shareholder votes on proposals to adopt a stock option plan, conduct a one-for-ten reverse stock split and amend its articles of incorporation to increase its number of authorized shares of common stock, after the split, to 15 million shares, in addition to other matters such as the election of directors and the appointment of accountants.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company's voting stock as of June 24, 2002 by:

        o each director who beneficially owns shares of the Company's voting stock;
        o       each of the Company's executive officers;
        o each person that is known by the Company to beneficially own more than 5% of the outstanding shares of its voting stock; and
        o all of the Company's directors and executive officers as a group.

As of June 24, 2002, the Company had 37,002,000 shares of common stock and 4,000,000 shares of Series A Preferred Stock outstanding. The outstanding shares of the Company's Series A Preferred Stock are currently convertible into shares of the Company's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock. Accordingly, as of June 24, 2002, the outstanding shares of the Company's Series A Preferred Stock were convertible into a total of 40,000,000 shares of the Company's Common Stock. As a result, the Company's total voting power consisted of 77,002,000 shares as of June 24, 2002.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the date of this summary upon the exercise of warrants or the conversion of the Series A Preferred Stock. Each beneficial owner's percentage ownership is determined by assuming that warrants that are held by the person, and which are exercisable within 60 days from the date of this summary, have been exercised. Unless otherwise indicated, the Company believes that all persons named in this table have sole voting and investment power with respect to all shares of Common Stock and Series A Preferred Stock beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is 36 West 44th Street, Suite 1201, New York, New York 10036.

----------------------------------------------------------------------------------------------------------------------
                              BENEFICIAL OWNERSHIP
----------------------------------------------------------------------------------------------------------------------
       Name            Beneficial                       Beneficial          % of            Total        % of Total
                                           % of
                      Ownership of      Beneficial                                       Beneficial
                      Common Stock     Ownership of                      Beneficial     Ownership of     Beneficial
                      and Warrants     Common Stock    Ownership of     Ownership of    Common Stock    Ownership of
                      as converted      Including      the Series A     the Series A      Including     Common Stock
                       into Common       Warrants        Preferred       Preferred      Warrants and      Including
                          Stock         Excluding        Stock as         Stock as        Series A      Warrants and
                        Excluding        Series A     Converted into     Converted        Preferred       Series A
                        Series A        Preferred      Common Stock     into Common       Stock as      Preferred as
                     Preferred Stock      Stock                            Stock          Converted       Converted
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
Donald E. Weeden       17,112,050(1)        32.84%      15,112,050(2)(3)      37.78%      32,224,100(2)       47.93%
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
K. Richard B.          14,849,040(4)        38.22%       1,849,040(5)          4.62%      16,698,080          41.03%
Niehoff
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
John D. Weeden          4,178,436(6)        10.15%       4,178,436(7)         10.45%       8,356,872          18.42%
Living Trust
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
Eric B. Nissan          1,910,720(8)         5.13%         250,720(9)          0.63%       2,161,440           5.76%
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
Molly G. Bayley           922,300(10)        2.46%         522,300(11)         1.31%       1,444,600           3.80%
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
Karl R.B. Niehoff       3,175,770(12)        7.90%       3,175,770(13)         7.94%       6,351,540          14.65%
Jr.
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------
All Executive
Officers and
Directors as a         34,794,110(14)       63.57%      17,734,110(15)        44.34%      52,528,220          72.48%
Group (4 Persons)
-------------------- ---------------- --------------- ---------------- --------------- ---------------- --------------

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(1)     Consists  of  2,000,000  shares of Common  Stock and  15,112,050  shares issuable upon the exercise of warrants at an exercise price of $1.00 per share. The address of Donald E. Weeden is 145 Mason Street, Greenwich, Connecticut 06830.

(2) Includes shares held by the Donald E. Weeden IRA Rollover, Weeden Foundation, Weeden Family Trust No. 1 and High Fields, L.P.

(3) Consists of 1,511,205 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 15,112,050 shares of Common Stock.

(4) Consists of 13,000,000 shares of Common Stock and 1,849,040 shares issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(5) Consists of 184,904 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 1,849,040 shares of Common Stock.

(6) Consists of 4,178,436 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(7) Consists of 417,843 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 4,178,436 shares of Common Stock.

(8) Consists of 1,660,000 shares of Common Stock and 250,720 shares issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(9) Consists of 25,072 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 250,720 shares of Common Stock.

(10) Consists of 400,000 shares of Common Stock and 522,300 shares issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(11) Consists of 52,230 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 522,300 shares of Common Stock.

(12) Consists of 3,175,770 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(13) Consists of 317,577 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 3,175,770 shares of Common Stock.

(14) Consists of 17,060,000 shares of Common Stock and 17,734,110 shares issuable upon the exercise of warrants at an exercise price of $1.00 per share.

(15) Consists of 1,773,411 shares of Series A Preferred Stock which are convertible into, and have the voting rights equivalent to, 17,734,110 shares of Common Stock.






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